Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David S. Haffner, Karl G. Glassman, Matthew C. Flanigan, Ernest C. Jett and John G. Moore, and each of them (with full power to each of them to act alone) severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her or his/her behalf and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to a Registration Statement on Form S-3 for the registration of debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, units and/or other securities, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for any offering contemplated by such Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities indicated on the 19th day of February, 2009.

Signature	Title

/s/ David S. Haffner David S. Haffner	President & Chief Executive Officer, Director (Principal Executive Officer)

/s/ Matthew C. Flanigan Matthew C. Flanigan	Senior Vice President & Chief Financial Officer (Principal Financial Officer)

/s/ William S. Weil William S. Weil	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Raymond F. Bentele Raymond F. Bentele	Director

/s/ Ralph W. Clark Ralph W. Clark	Director

/s/ Robert Ted Enloe, III Robert Ted Enloe, III	Director

/s/ Richard T. Fisher Richard T. Fisher	Director

/s/ Karl G. Glassman Karl G. Glassman	Director

/s/ Joseph W. McClanathan Joseph W. McClanathan	Director

/s/ Judy C. Odom Judy C. Odom	Director

/s/ Maurice E. Purnell, Jr. Maurice E. Purnell, Jr.	Director

/s/ Phoebe A. Wood Phoebe A. Wood	Director